                                                                   EXHIBIT a (2)

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
               WARBURG, PINCUS CENTRAL AND EASTERN EUROPE FUND, INC.

            EUGENE P. GRACE and JANNA MANES, being Vice President and Secretary and Assistant Secretary, respectively, of WARBURG, PINCUS CENTRAL AND EASTERN EUROPE FUND, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland Corporation Law, DO HEREBY CERTIFY:

            FIRST: That the Board of Directors of the Corporation at a meeting on July 20, 1998 at which a quorum was present and acting throughout, adopted the following resolution authorizing the Corporation to change its name:

            RESOLVED, that the Fund be, and it hereby is, authorized to change its name from "Warburg, Pincus Central and Eastern Europe Fund, Inc.", and that the officers of the Fund, or their designees, be, and each of them hereby is, authorized to execute and file Articles of Amendment to the Fund's Articles of Incorporation and to do any and all other lawful acts as may be necessary and appropriate to perform and carry out any such name change.

            SECOND: That pursuant to the above resolution of the Board of Directors of the Corporation, the name of the Corporation listed below be, and hereby is, changed as follows:

Current Name:                           Proposed Name:
-------------                           --------------

WARBURG, PINCUS CENTRAL AND             WARBURG, PINCUS CENTRAL &
EASTERN EUROPE FUND, INC.               EASTERN EUROPE FUND, INC.

            THIRD: That the amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and that the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

            IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment and do hereby acknowledge that it is the act and deed of each of them and, under penalty of perjury, to the best of the knowledge, information and belief of each of them, the matters and facts contained herein are true in all material respects.

DATE: September 24, 1998                /s/ Eugene P. Grace
                                        -------------------
                                           Eugene P. Grace
                                           Vice President and Secretary


ATTEST:

/s/ Janna Manes
---------------------------
   Janna Manes
   Assistant Secretary